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                          Exhibit 23.2
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             [Letterhead of The Chicago Corporation]

               CONSENT OF THE CHICAGO CORPORATION
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          We hereby consent to the use of our opinion letter to
the Board of Directors of TODAY'S BANCORP, INC. included as Annex
B to the Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4, relating to the proposed merger of Mercantile Bancorporation Inc. and TODAY'S BANCORP, INC. and to the references to our firm and such opinion in such Proxy Statement-Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or to the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


/s/ The Chicago Corporation


August 7, 1996